Exhibit (a)(5)(G)

Media Inquiries:
Lauren Barbiero
W2O Group
646-564-2156
lbarbiero@w2ogroup.com

 Investor Inquiries:
Jim Goff
AveXis, Inc.
650-862-4134
jgoff@avexis.com

AveXis Provides Update on Proposed Acquisition by Novartis AG

Chicago, Ill. (May 1, 2018) – AveXis, Inc. (NASDAQ: AVXS), a clinical-stage gene therapy company developing treatments for patients suffering from rare and life-threatening neurological genetic diseases, today announced that the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the proposed acquisition of AveXis by Novartis AG (Novartis) expired at 11:59 p.m. on April 30, 2018.

On April 6, 2018, AveXis, Novartis and Novartis AM Merger Corporation, a wholly owned subsidiary of Novartis (Purchaser), entered into an agreement and plan of merger, pursuant to which, and upon the terms and subject to the conditions described therein, on April 17, 2018, Purchaser commenced a cash tender offer to acquire all of the outstanding shares of AveXis’ common stock at a price of $218.00 per share, net to the seller in cash, without interest, subject to any required withholding of taxes.

With the expiration of the waiting period, the tender offer is expected to close in May 2018, subject to other customary closing conditions. Unless the tender offer is extended, the offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on May 14, 2018.

About AveXis, Inc.

AveXis, Inc. is a clinical-stage gene therapy company, dedicated to developing and commercializing novel treatments for patients suffering from rare and life-threatening neurological genetic diseases. Our initial product candidate, AVXS-101, is our proprietary gene therapy currently in development for the treatment of spinal muscular atrophy, or SMA, Type 1, the leading genetic cause of infant mortality, and SMA Types 2 and 3. The U.S. Food and Drug Administration, or FDA, has granted AVXS-101 Orphan Drug Designation for the treatment of all types of SMA and Breakthrough Therapy Designation, as well as Fast Track Designation for the treatment of SMA Type 1. In addition to developing AVXS-101 to treat SMA, we also plan to develop other novel treatments for rare neurological diseases, including Rett syndrome and a genetic form of amyotrophic lateral sclerosis caused by mutations in the superoxide dismutase 1 (SOD1) gene.

For additional information, please visit www.avexis.com.

IMPORTANT INFORMATION

This press release is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any securities of AveXis. On April 17, 2018, Novartis and Purchaser filed a tender offer statement on Schedule TO with the United States Securities and Exchange Commission (SEC) and AveXis filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. INVESTORS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE TENDER OFFER OR WHETHER TO TENDER THEIR SHARES PURSUANT TO THE TENDER OFFER, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION (INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER) AND THE PARTIES THERETO. Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that AveXis files with the SEC at the SEC’s website at www.sec.gov, or free of charge from AveXis at www.AveXis.com or by directing a request to AveXis at jgoff@avexis.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve substantial risks and uncertainties, including statements regarding the completion of the transaction with Novartis. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this communication and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Meaningful factors which could cause actual results to differ from these forward-looking statements include, without limitation: (i) uncertainties as to the timing of the tender offer and the subsequent merger; (ii) the risk that the tender offer or the subsequent merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of AveXis’ stockholders tendering their shares in the tender offer; (iv) the possibility that competing offers or acquisition proposals for AveXis will be made; (v) the possibility that any or all of the various conditions to the consummation of the tender offer or the subsequent merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement dated April 6, 2018 (Merger Agreement), among Novartis, Purchaser and AveXis, including in circumstances which would require AveXis to pay a termination fee; (vii) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on AveXis’ ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from AveXis’ ongoing business operations; (ix) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; and (x) other factors discussed in the “Risk Factors” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AveXis’ Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018, and risks that may be described in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings by AveXis with the SEC. In addition to the risks described above, other unknown or unpredictable factors also could affect AveXis’ results. As a result of these factors, we cannot assure you that the forward-looking statements in this communication will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent our views as of the date of this communication. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this communication. You should read this communication and the documents that we reference in this communication completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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